Exhibit 10.1

COSTCO WHOLESALE CORPORATION

AMENDMENT OF SECOND RESTATED 2002 STOCK INCENTIVE PLAN

(PLAN)

WHEREAS, in order to optimize accounting treatment of the operation of the anti-dilution features under the Plan;

WHEREAS, the Board of Directors does not presently contemplate an equity restructuring;

WHEREAS, the Board has been advised that the following amendment does not require a vote of the shareholders or the consent of employees who have received awards under the Plan; and

WHEREAS, the amendment is consistent with the intentions of the Board at the time the Plan was adopted and does not require any change in the accounting treatment of awards that have previously been granted;

IT IS RESOLVED that section 11.2 of the Plan be amended as follows, effective immediately:

11.2 Changes in Capital Structure. In the event of any stock split, reverse stock split, recapitalization, combination or reclassification of stock, stock dividend, spin-off, extraordinary cash dividend or similar change to the capital structure of the Company (not including a Fundamental Transaction or Change of Control), the Board shall make ~~whatever~~ appropriate and equitable adjustments to preserve the value of outstanding and future Awards, including adjustments to ~~it concludes are appropriate to~~: (a) the number and type of Awards that may be granted under this Plan, (b) the number and type of Awards that may be granted to any individual under this Plan, ~~and (c) the Option Price and number and class of securities issuable under each outstanding Award. The specific adjustments shall be determined by the Board in its sole and absolute discretion.~~ (c) the terms of any SAR, (d) the Purchase Price and any Stock Award, and (e) the Option Price and number and class of securities issuable under each outstanding Option. Subject to the foregoing requirement, the specific form of any such adjustments shall be determined by the Board. Unless the Board specifies otherwise, any securities issuable as a result of any such adjustment shall be rounded to the next lower whole security.

Note: paragraph marked to show changes versus current provision.